UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE DELAWARE	333-56857 333-56857-01 333-56857-02	39-1927923 39-1928505 52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 28, 2007, ALH Holding Inc. (“ALH”), the parent company of Alliance Laundry Holdings LLC (“Alliance Holdings”), entered into a subscription agreement with Ontario Teachers’ Pension Plan Board (“OTPP”) pursuant to which ALH issued and sold to OTPP 72,438.897 shares of ALH common stock at $130.19 per share for an aggregate purchase price of $9,430,820 in a private placement under Section 4(2) of the Securities Act of 1933, as amended. ALH contributed the proceeds of the offering to Alliance Holdings’ wholly-owned subsidiary, Alliance Laundry Systems LLC (“Alliance Laundry”), which used the proceeds and cash on hand to repay $25 million of indebtedness outstanding under the term loan portion of Alliance Holdings’ and Alliance Laundry’s Credit Agreement, dated as of January 27, 2005, as amended, on December 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC (Registrant)

Date: December 31, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION (Registrant)

Date: December 31, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC (Registrant)

Date: December 31, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

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